Certificate Number                                        Number of Warrants
                            DIGITAL POWER CORPORATION
                  VOID AFTER 5:00 P.M. FREMONT, CALIFORNIA TIME
                             ON NOVEMBER __, 1999
                         OR EARLIER AS PROVIDED HEREIN

             REDEEMABLE COMMON STOCK PURCHASE WARRANTS TO PURCHASE
              SHARES OF COMMON STOCK OF DIGITAL POWER CORPORATION

THIS CERTIFIES THAT, for value received,

      ________________________________________________________________
or registered assigns, _______________________________________________
is the registered holder of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Digital Power Corporation (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one share of the Company's common stock, no par value (the "Common Stock"), upon presentation and surrender of this Warrant Certificate. However, Warrants shall not be exercisable by the holder in any state where such exercise would be unlawful.

      Unless sooner required in accordance with the terms hereof, this Warrant Certificate must be presented and surrendered to American Securities Transfer, Inc. (the "Warrant Agent"), along with the Purchase Price, at or prior to 5:00 p.m., Denver, Colorado time, on November __, 1999, at the corporate offices of the Warrant Agent; otherwise the Warrants represented by this Warrant Certificate shall become null and void.

      Payment of the Purchase Price and any applicable taxes must accompany the surrender of this Warrant Certificate. The purchase price per share of the Common Stock is $5.00 (the "Purchase Price").

      The Warrants represented by this Warrant Certificate are subject to redemption by the Company upon the payment to the holder of $0.125 per Warrant. The Warrants may be redeemed only in the event that the Common Stock of the Company has traded at or above a price of $6.00 per share at closing for a minimum of thirty (30) consecutive trading days ending within three days of the date on which notice of redemption is given. In order to redeem the Warrants, the Company must provide each registered holder of the Warrant with at least thirty (30) days written notice of the Company's intention to redeem. Unless the holder exercises his right to purchase the shares of Common Stock covered by this Warrant Certificate on or prior to the close of business on such redemption date, the holder shall forfeit his right to do so and shall be entitled only to the redemption price.

      This Warrant Certificate is subject to all of the terms, provisions, and conditions of the Warrant Agreement dated as of November __, 1996 (the "Warrant Agreement"), to all of which terms, provisions, and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the corporate offices of the Company and the Warrant Agent.

      This Warrant Certificate upon surrender at the corporate offices of the Warrant Agent may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised. Reference is made to the further provisions of the Warrant set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as if fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be printed hereon.

Digital Power Corporation.

By:                                 Dated:              Corporate Seal


President


Attest:                             Dated:

Secretary


Countersigned:

AMERICAN SECURITIES TRANSFER, INC.
DENVER, COLORADO as Warrant Agent

By:                                 Dated:

Authorized Signature

                           DIGITAL POWER CORPORATION

      The holder may exercise this Warrant, in whole or in part, by surrendering this Warrant Certificate, with the "Form Of Election To Purchase", properly completed and executed, together with payment of the Purchase Price, in cash or by official bank or cashier's check, at the office of the Warrant Agent, American Securities Transfer, Inc., Denver, Colorado. Upon the exercise of the Warrants, if the number of Warrants exercised shall be less than all Warrants represented hereby, the Warrant Agent shall deliver to the holder or his assignee a new Warrant Certificate representing the number of Warrants not exercised. No adjustment shall be made for any cash dividends on shares issuable upon exercise of Warrants. No certificate for fractional shares shall be issued, nor shall the Company or the Warrant Agent be required to make any cash payments in lieu thereof upon exercise of the Warrant. The holder hereby waives any right to receive fractional shares.

      The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected or bound by any notice to the contrary. In the event of certain contingencies provided in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. This Warrant Certificate shall be governed by and construed under the laws of the State of California.

                              FORM OF ASSIGNMENT

(To Be Executed By The Registered Holder If Such Holder Desires To Transfer Warrants Evidenced By This Warrant Certificate)

      FOR VALUE RECEIVED, hereby sells, assigns, and transfers unto __________ ______________________________ whose address is ______________________________
______________ Warrants, evidenced by this Warrant Certificate, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the said Warrants evidenced by this Warrant Certificate on the books of the Company, with full power of substitution.

Dated:

NOTICE                         X___________________________________________
                                       (Signature)

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                               X_____________________________________________
                                        (Signature)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION  AS  DEFINED  IN  RULE 17 Ad-15
UNDER  THE  SECURITIES  EXCHANGE  ACT  OF  1934,   AS
AMENDED:

SIGNATURE(S) GUARANTEED BY:

                         FORM OF ELECTION TO PURCHASE

(To Be Executed If Holder Desires To Exercise Warrants Evidenced By This Warrant Certificate)

To Digital Power Corporation:

      The undersigned hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate to purchase full shares of Common Stock issuable upon exercise of said Warrants, and hereby makes payment in full of the Purchase Price of such shares and any applicable taxes. The undersigned requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR TAX
IDENTIFICATION NUMBER

____________________________________________________________________________
                        (Please print name and address)

and if said number of Warrants shall be less than all the Warrants evidenced by this Warrant Certificate, requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

____________________________________________________________________________
                        (Please print name and address)

Dated:__________________________

NOTICE                      X_____________________________________
                                (Signature)

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                             X____________________________________
                                 (Signature)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR  INSTITUTION  AS  DEFINED  IN RULE 17 Ad-15
UNDER  THE  SECURITIES  EXCHANGE  ACT  OF  1934,   AS
AMENDED:

SIGNATURE(S) GUARANTEED BY: